Exhibit 10.48

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is made and entered into as of November 6, 2013, by and between Christopher Cobb (“you” or “your”) and Ideal Power Inc., a Delaware corporation (the “Company”).  You and the Company are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.
RECITALS

WHEREAS, you and the Company desire to separate from your business relationship, as provided herein.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

AGREEMENT

1.           You and the Company understand and agree that neither the making of this Agreement nor the fulfillment of any condition or obligation of this Agreement constitutes an admission of any liability or wrongdoing by the Company, you, any Company Releasee (as defined below) or any Employee Releasee (as defined below).

2.           You and the Company expressly acknowledge and agree that this Agreement, including all exhibits attached to it: (i) is the final, complete and exclusive statement of the agreement of the Parties with respect to the your separation from the Company; (ii) supersedes any prior or contemporaneous agreements, promises, representations, understandings, course of dealing, or terms of any kind, oral or written, with respect to your separation from the Company, including, without limitation, any representations made to you by any executive officer or director of the Company (collectively and severally, the “Prior Agreements”), and that any such Prior Agreements are of no force or effect except as expressly set forth herein; and (iii) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements.  Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the Party against whom enforcement of the modification or supplement is sought.

3.           Effective October 25, 2013 (the “Separation Date”), your employment with the Company, including any and all offices you hold with the Company (including without limitation your offices of President and Chief Operating Officer), together with that certain Employment Agreement dated May 8, 2013, will be terminated.

4.           You acknowledge that:

(a)           You have been advised by the Company to consult with the attorney of your choice prior to signing this Agreement.

(b)           You have been given a period of at least twenty-one days within which to consider this Agreement.

(c)           You would not be entitled to receive the consideration offered to you herein but for your signing this Agreement.

(d)           You may revoke this Agreement within seven days after the date you sign it by providing written notice of the revocation to the Company no later than the seventh day after you sign it.  It is understood and agreed that any notice of revocation received by the Company after the expiration of this seven day period shall be null and void.

5.           It is further expressly agreed by you and the Company that this Agreement shall not become effective or enforceable and the consideration referred to in Section 7 below and elsewhere herein will not be paid until the seven day revocation period described in Section 4(d) above has expired.  Therefore, it is expressly agreed by the Parties that the “Effective Date” of this Agreement is the first day after the date the seven day revocation period has expired.

6.           You represent that you have consulted or have had sufficient opportunity to discuss with any person, including the attorney of your choice, all provisions of this Agreement, that you have carefully read and fully understand all the provisions of this Agreement, that you are competent to execute this Agreement, and that you are voluntarily entering into this Agreement of your own free will and accord, without reliance upon any statement or representation of the Company or its representatives.

7.           For the purpose of the following discussion, the number of shares and the per share exercise prices do not reflect the proposed reverse stock split that the Company will effect prior to the consummation of the initial public offering of its common stock (the “IPO”).  Provided that you do not revoke this Agreement and that you comply with your obligations hereunder, the Company agrees to:

allow you to purchase 15,992 shares of the Company’s common stock, at a per share exercise price of $2.65754, covered by the stock option grant for the purchase of 45,155 shares of common stock made pursuant to that certain offer letter dated May 21, 2012 (the “May 2012 Option”); and

allow you to purchase 70,000 shares of the Company’s common stock, at a per share exercise price of $2.10, covered by the stock option grant for the purchase of 150,000 shares of common stock made pursuant to that certain Notice of Grant of Stock Option dated July 19, 2013 (the “July 2013 Option”).  Collectively, the right to purchase the 15,992 shares and the right to purchase the 70,000 shares shall be referred to as the “Post Separation Options”.

The Post-Separation Options will have terms of 24 months, which will start on the date of the consummation of the IPO.  You agree that you will not exercise the Post-Separation Options for a period of 12 months following the consummation of the IPO (the “Lock-Up Period”).  Following the expiration of the Lock-Up Period, you will have a period of 12 months to exercise the Post-Separation Options.  With the exception of the Post-Separation Options, any option that you hold, including the May 2012 Option and the July 2013 Option, will immediately terminate and be of no further force and effect as of the Separation Date.  An agreement memorializing the Post-Separation Options (the “Post-Separation Options Agreement”), substantially in the form attached to this Agreement as Exhibit 1, will be issued to you on the Effective Date.

8.           On the Effective Date, your Company-provided health insurance and all other Company benefits will terminate according to the terms of the plans.  This provision is not, however, intended to waive your rights under COBRA.  You acknowledge that the Company will provide the COBRA notice, in accordance with federal guidelines, under which you may elect continuation of coverage.

9.           Effective as of the Separation Date, you will be deemed to have resigned as the President and Chief Operating Officer of the Company, it being agreed and understood that this Agreement shall serve as irrevocable written notice of such resignation; and furthermore on the Separation Date, you will deliver to the Company an executed Resignation Letter, in substantially the form attached hereto as Exhibit 2.

10.           You agree to make yourself available to consult with the Chief Executive Officer of the Company (the “CEO”) or persons designated by the CEO as reasonably requested by the CEO from time to time through December 31, 2013 (the “Consulting Period”).  You agree that for the first 16 hours of consulting services performed, you shall not be paid for those services.  For any consulting services delivered beyond the initial 16 hours during the Consulting Period, Company will pay an hourly rate of $150 per hour plus expenses, including travel.  The Parties hereto acknowledge that, but for this Agreement, you would not be required to render the services described in this Section 10.

11.           As a material inducement to enter into this Agreement, in addition to the restrictions on transfer relating to the Post-Separation Options, the Company is requiring you to restrict the sale and transfer of securities of the Company held by you in accordance with the terms of that certain lock-up agreement signed by you in connection with the IPO (the “Lock-Up Agreement”), a copy of which is attached to this Agreement as Exhibit 3, and you are agreeable to such restrictions.

12.           You represent and acknowledge that in executing this Agreement, you do not rely and have not relied upon any representation or statement made by the Company or any of its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise other than the representations contained in this Agreement.

13.           You agree as follows:

(a)           As a material inducement to the Company to enter into this Agreement and subject to the terms of this Section 13, you hereby irrevocably and unconditionally release, acquit and forever discharge the Company and each of its parent, owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them, (collectively the “Company Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, known or unknown (singularly referred to as a “Claim” or collectively, as “Claims”) which you now have, own, hold, or which you at any time heretofore had, owned, or held against each of the Company Releasees prior to the Effective Date, including, but not limited to: (i) all Claims under the Age Discrimination in Employment Act of 1967, as amended; (ii) all Claims under Title VII of the Civil Rights Act of 1964, as amended; (iii) all Claims under the Employee Retirement Income Security Act of 1974, as amended; (iv) all Claims arising under the Americans With Disabilities Act of 1990, as amended; (v) all Claims arising under the Family and Medical Leave Act of 1993, as amended; (vi) all Claims related to your employment with the Company; (vii) all Claims of unlawful discrimination based on age, sex, race, religion, national origin, handicap, disability, equal pay, sexual orientation or otherwise; (viii) all Claims of wrongful discharge, breach of an implied or express employment contract, negligent or intentional infliction of emotional distress, libel, defamation, breach of privacy, fraud, breach of any implied covenant of good faith and fair dealing and any other federal, state, or local common law or statutory Claims, whether in tort or in contract; (ix) subject to the payment of the Termination Compensation as described in Section 14(d) below, all Claims related to unpaid wages, salary, overtime compensation, bonuses, severance pay, vacation pay, paid-time-off, expenses or other compensation or benefits arising out of your employment with the Company; (x) all Claims arising under any federal, state or local regulation, law, code or statute; (xi) all Claims of discrimination arising under any state or local law or ordinance; and (xii) all Claims relating to any agreement, arrangement or understanding that you have, or may have, with the Company but specifically excluding this Agreement and the Post-Separation Options Agreement.

(b)           You covenant and promise not to sue or otherwise pursue legal action against the Company for any claim released in Section 13(a) above, other than for breach of this Agreement and the Post-Separation Options Agreement, and further covenant and promise to indemnify and defend the Company from any and all such claims, demands and causes of action, including the payment of reasonable costs and attorneys’ fees relating to any claim, demand, or causes of action brought by you related to any claim released in Section 13(a) above.  You agree that should any legal action be pursued on your behalf by any person or other entity against the Company regarding the claims released by you in this Agreement, you will not accept recovery from such action, but will assign such recovery to the Company and agree to indemnify the Company against such claims and assessment of damages.  You further represent that you have filed no lawsuits against the Company.

(c)           You further promise and agree that, provided the Company is not in breach of any portion of this Agreement or the Post-Separation Option, you will not at any time disparage the Company or any of its directors, officers, employees, products, operations, policies, decisions, advertising or marketing programs, if the effect of such disparagement reasonably could be anticipated to cause material harm to the Company’s reputation, business, interests or to the morale among its work force, or the reputation of any Company employee.  Additionally, you will refer all inquiries that you receive (whether written or oral) regarding the business or operations of the Company to the CEO (or his successor or designee).

(d)           You acknowledge that you will continue to be bound by the terms of that certain Ideal Power Converters, Inc. Proprietary Information and Inventions Agreement that you executed on March 1, 2013 (the “Proprietary Information and Inventions Agreement”), a copy of which is attached to this Agreement as Exhibit 4.

14.           The Company agrees as follows:

(a)           As a material inducement to you to enter into this Agreement and subject to the terms of this Section, the Company, on its own behalf and on behalf of each of the Company Releasees, hereby irrevocably and unconditionally releases, acquits and forever discharges you, and your heirs, representatives, successors and assigns and all persons acting by, through, under or in concert with any of them (collectively, the “Employee Releasees”), from any and all Claims which any Company Releasee now has, owns, holds, or which any Company Releasee at any time heretofore had, owned, or held against any of the Employee Releasees (including, without limitation, any Claims arising out of, in connection with, or related to your involvement as an officer or director of the Company).

(b)           The Company covenants and promises not to sue or otherwise pursue legal action against you, other than for breach of this Agreement, the Proprietary Information and Inventions Agreement, the Post-Separation Options Agreement and the Lock-Up Agreement, and further covenants and promises to indemnify and defend you from any and all such claims, demands and causes of action, including the payment of reasonable costs and attorneys’ fees relating to any claim, demand, or causes of action brought by the Company.  The Company agrees that should any legal action be pursued on its behalf by any person or other entity against you regarding the claims released in this Agreement, the Company will not accept recovery from such action, but will assign such recovery to you and agrees to indemnify you against such claims and assessment of damages. The Company further represents that it has filed no lawsuits against you.

(c)           The Company further promises and agrees that it will not and will not permit its directors, officers or employees at any time to disparage you, if the effect of such disparagement reasonably could be anticipated to cause material harm to your reputation.

(d)           Within six days of the Effective Date, the Company further promises and agrees that severance pay in the amount of $87,500, accrued but unpaid compensation owed to you in the amount of $58,835 and unpaid paid-time-off in the amount of $9,019.23 (collectively, the “Termination Compensation”) will be paid, net of any required employee withholdings.  In addition to the Termination Compensation, Company will reimburse to you any Company related business expenses incurred by you up to the Separation Date, so long as you furnish to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.  If the Company does not have the funds to pay all of the Termination Compensation or the expense reimbursement to you within six days of the Effective Date, the Company will pay you the additional sum of $50 for every day after the sixth day following the Effective Date that any portion of the Termination Compensation is not paid.

15.           If you or the Company determine that the other has breached this Agreement, the non-breaching Party will notify the Party in breach of that fact in writing and the Party in breach will be afforded ten days to cure the breach.

16.           No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by both Parties.  No waiver of a breach or default of any term of this Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature.  This Agreement may not be changed except by a writing signed by both Parties.

17.           This Agreement shall be binding upon you and upon your heirs, administrators, representatives, executors, trustees, successors and assigns, and shall inure to the benefit of the Company, the Company Releasees and the Employee Releasees and each of them, and to their heirs, administrators, representatives, executors, trustees, successors, and assigns.

18.           For the same aforesaid consideration, it is further expressly agreed and understood that the Parties will promptly execute any and all documents that are necessary and appropriate to effectuate the terms of this Agreement.

19.           For the same aforesaid consideration, it is expressly agreed and understood that the contents of this Agreement, including its terms, any consideration paid herein, and the parties thereto, shall not be disclosed, released or communicated to any person (except their attorneys, spouses, and tax consultants), including natural persons, corporations, partnerships, limited partnerships, joint ventures, sole proprietorships or other business entities, except for the purpose of enforcing this Agreement or any provision therein or pursuant to a lawful subpoena or except as otherwise required by applicable law (including, without limitation, Federal securities laws). Each Party agrees to give reasonable notice to the other in the event disclosure of this Agreement is sought by subpoena or otherwise.

20.           This Agreement is entered into and shall be interpreted, enforced and governed by the law of the State of Texas.  Any action regarding this Agreement shall be brought in a court in Austin, Texas.  In any proceeding to enforce this Agreement, the prevailing Party shall be entitled to costs and reasonable attorneys’ fees.

21.           All notices and other communications hereunder shall be in writing and shall be given by personal delivery, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by a nationally recognized overnight courier service to the Parties at the following addresses (or at such other address for a party as is specified by like change of address):

If to the Company:

Chief Executive Officer
c/o Ideal Power Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669

If to you:

Christopher Cobb

With a copy to:
Conny K. Ruthven
via fax (512) 597-9981

22.           The Parties agree that the Agreement may be executed in multiple copies, each of which will be considered an original.

WHEREFORE, the Parties have executed this Agreement in Spicewood, Texas on the date set forth above.

IDEAL POWER INC.

By:/s/ Paul Bundschuh

CHRISTOPHER COBB

/s/ Christopher Cobb
Christopher Cobb

Exhibit 1

POST-SEPARATION OPTIONS AGREEMENT

IDEAL POWER INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT is made as of ______________, 2013, by and between IDEAL POWER INC., a Delaware corporation (the “Company”), and CHRISTOPHER COBB (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in consideration for the Optionee’s execution of that certain Separation and Release Agreement dated October 25, 2013.

NOW, THEREFORE, the parties hereto, intending to be legally bound, do agree as follows:

1.           Grant of Option.  Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee the right and option to purchase from the Company all or part of an aggregate of 85,992 shares of Common Stock (the “Shares”).  This option is not intended to constitute an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.           Exercise Price, Term and Time of Exercise.

(i)           Exercise Price.  The per-share price at which 15,992 of the Shares subject to this option may be purchased by the Optionee pursuant to his exercise of this option shall be $2.65754; the per-share price at which 70,000 of the Shares subject to this option may be purchased by the Optionee pursuant to his exercise of this option shall be $2.10.

(ii)           Option Term.  The term of the option (“Term”) shall begin on the closing of the initial public offering of the Company’s Common Stock, which began with the filing of an S-1 registration statement, SEC number 333-190414 (the “Closing Date”), and shall last until the close of business on the day immediately preceding the second anniversary of the Closing Date; provided, however, that if the Company does not complete an initial public offering of its Common Stock by March 31, 2014, then the term of the option shall begin on April 1, 2014 and shall continue until the close of business on March 31, 2016.

(iii)           Time to Exercise.  The Optionee’s right to exercise this option shall vest on the first anniversary of the Closing Date and shall expire on the close of business on the day immediately preceding the second anniversary of the Closing Date; provided, however, that if the Term begins on April 1, 2014 or the Closing Date takes place after April 1, 2014, then the Optionee’s right to exercise this option shall vest on the later of the first anniversary of the Closing Date or April 1, 2015 and shall continue for a period of 12 months, until the close of business on the day immediately preceding the second anniversary of the Closing Date or the close of business on March 31, 2016.  The definition of “close of business” means 5:00 p.m. Central Time.

3.           Method of Exercise and Payment for Shares; No Rights as a Shareholder.  This option shall be exercised by written notice delivered to the Company at its principal office, specifying the number of Shares to be acquired upon such exercise, and accompanied by cash payment of the exercise price.  The Optionee shall not have any shareholder rights with respect to the Shares until the Optionee shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased Shares.  At the election of the Optionee, the exercise price may be paid in cash (including check or bank draft payable to the order of the Company) or, assuming that a public market for the Common Stock exists, in accordance with the following formula, which shall be referred to as a “Cashless Exercise”:

X =	Y(A-B)
A

Where, X = the number of Shares to be issued to the Optionee;

Y = the number of Shares for which the option is being exercised;

A = the fair market value of one Share; and

B = the exercise price of one share.

For purposes of the foregoing, the “fair market value of one Share” will be the closing price of one share of Common Stock on the day that the Optionee delivers notice to the Company of his election to make a Cashless Exercise.  If the day on which notice is delivered to the Company is not a trading day, then the fair market value of one Share will be the closing price of one share of Common Stock on the trading day immediately preceding the day on which the Optionee delivers notice to the Company of his election to make a Cashless Exercise.

4.           Non-transferability.  This option is not transferable by the Optionee except as otherwise provided in Section 5 below, and during the Optionee’s lifetime is exercisable only by him.

5.           Exercise After Death.  In the event the Optionee dies before the expiration of the Term, the Optionee’s estate, or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution, may exercise this option, to the extent exercisable at the date of death, at any time within six months following the Optionee’s death (but in any event before the expiration of the Term).

6.           Adjustments.

(i)           Adjustments by Stock Split, Stock Dividend, Etc.  If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock, or change in any way the rights and privileges of such shares, by means of the payment of a Common Stock dividend or the making of any other distribution upon such shares payable in Common Stock, or through a Common Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Common Stock, then the numbers, rights and privileges of the shares of Common Stock underlying the option granted hereunder shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.

(ii)           Apportionment of Price.  Upon any occurrence described in the preceding subsection (i) of this Section 6, the total option price hereunder shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to this option.

(iii)           Determination by the Company.  Adjustments under this Section 6 shall be made by the Company, whose determinations with regard thereto shall be final and binding.  No fractional shares of Common Stock shall be issued on account of any such adjustment.

7.           Merger, Consolidation, Etc.

(i)           Effect of Transaction.  Upon the occurrence of any of the following events, if the notice required by Section 7(ii) hereof shall have first been given, the option granted hereunder shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Company:  (a) the merger, consolidation or liquidation of the Company or the acquisition of its assets or stock pursuant to a nontaxable reorganization, unless the surviving or acquiring corporation, as the case may be, shall assume all outstanding options of the Company or substitute new options for them pursuant to Section 425(a) of the Code; (b) the dissolution or liquidation of the Company; (c) the appointment of a receiver for all or substantially all of the Company’s assets or business; (d) the appointment of a trustee for the Company after a petition has been filed for the Company’s reorganization under applicable statutes; or (e) the sale, lease or exchange of all or substantially all of the Company’s assets and business.

(ii)           Notice of Such Occurrences.  At least 30 days’ prior written notice of any event described in Section 7(i) hereof, except the transactions described in subsections 7(i)(c) and (d) as to which no notice shall be required, shall be given by the Company to the Optionee.  If the Optionee is so notified, he may exercise all or a portion of the entire unexercised portion of this option at any time before the occurrence of the event requiring the giving of notice.  Such notice shall be deemed to have been given when delivered personally to the Optionee or when mailed to the Optionee by registered or certified mail, postage prepaid, at the Optionee’s address included in Section 9 below or an updated address as provided to the Company in writing.

8.           Binding Effect, Entire Agreement.  Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the personal representatives of the Optionee and the successors of the Company.  This Agreement constitutes the entire agreement between the parties and cannot be altered, modified, or changed in any way unless made in writing and signed by the party against whom such alteration, modification, or change is asserted.

9.           Notices.  With the exception of the notice required by Section 7 above, any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the address indicated below.  All notices shall be deemed effective upon personal delivery, or if sent by a nationally recognized overnight courier service to the party to be notified, as follows:

If to the Company:

Chief Executive Officer
c/o Ideal Power Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669

If to the Optionee:

Christopher Cobb

With a copy to:
Conny K. Ruthven
via fax (512) 597-9981

Notice of a Cashless Exercise may be given to the Company via electronic mail to paul.bundschuh@idealpower.com.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its Chief Executive Officer and the Optionee has signed this Agreement.

IDEAL POWER INC.

By:_____________________________
      Paul Bundschuh
      Chief Executive Officer

OPTIONEE
________________________________
Christopher Cobb
Optionee

Exhibit 2

LETTER OF RESIGNATION

October ___, 2013

VIA ELECTRONIC MAIL
paul.bundschuh@idealpowerconverters.com

Paul Bundschuh, Chairman
Board of Directors
Ideal Power Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669

Dear Paul:

I hereby resign as the President and Chief Operating Officer of Ideal Power Inc. and from any other office I hold, effective immediately.

Very truly yours,

Christopher Cobb

Exhibit 3

LOCK-UP AGREEMENT

(Exhibit follows this page.)

Dated as of September __, 2013

MDB Capital Group, LLC
401 Wilshire Boulevard
Santa Monica, CA 90401

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between Ideal Power, Inc., a Delaware corporation (the "Company"), and MDB Capital Group, LLC ("MDB") relating to a proposed underwritten public offering of shares (the "Shares") of the Company's Common Stock (the "Common Stock").

In order to induce MDB to enter into the Underwriting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the one year anniversary of the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned, or any affiliated party of the undersigned, will not, without the prior written consent of MDB, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. Moreover, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless MDB waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of MDB, (1) transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate

439395v.1 1

family or to a charity or educational institution; provided, however, that it shall be a condition to the transfer that (A) the transferee executes and delivers to MDB not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement and otherwise satisfactory in form and substance to MDB, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be or (2) exercise or convert currently outstanding warrants, options and convertible debentures, as applicable, and exercise options under an acceptable stock option plan, so long as the undersigned agrees that the shares of Common Stock received from any such exercise or conversion will be subject to this agreement. For purposes of this paragraph, "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Immediately Follows]

439395v.1

2

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Print Name: Christopher P. Cobb

439395v.1 Signature Page – Letter to MDB Capital Group, LLC

Exhibit 4

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(Exhibit follows this page.)

IDEAL POWER CONVERTERS, INC.

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

As a condition of my employment with Ideal Power Converters, Inc., a Texas corporation, its subsidiaries, affiliates, successors or assigns (collectively, the "***Company***") and in consideration of the Company's disclosure of or agreement to disclose certain Proprietary Information (as defined below) to me, any compensation now and/or hereafter paid to me, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree to the terms and conditions of this Proprietary Information and Inventions Agreement (this "***Agreement***") as follows:

1. ***Definitions***.

1.1 "***Company Inventions***" means all Inventions that (i) relate to the business or proposed business of the Company and that are discovered, developed, created, conceived, reduced to practice, made, learned or written by me, either alone or jointly with others, during my Service; (ii) utilize, incorporate or otherwise relate to Proprietary Information; (iii) are discovered, developed, created, conceived, reduced to practice, made, or written by me using Company time, property or equipment; or (iv) are made in the course of, or related to, employment with the Company, whether or not on the Company's time or using the Company's equipment, supplies, facilities, trade secret information or Proprietary Information.

1.2 "***Intellectual Property Rights***" means all intellectual property and industrial property rights of any kind whatsoever throughout the world, including but not limited to patent rights, copyrights (including but not limited to mask work rights), trademark rights, trade secret rights, and, if recognized, Moral Rights (where "***Moral Rights***" means all rights related to paternity, integrity, disclosure, and withdrawal), whether or not patentable or registrable under copyright or similar statutes.

1.3 "***Inventions***" means discoveries, developments, improvements, trade secrets, processes, formulas, data, lists, software programs, and all other works of authorship, mask works, ideas, concepts, know-how, designs, methodologies and techniques, whether or not any of the foregoing is or are patentable or registrable under copyright or any other intellectual property laws or industrial property laws in the United States or elsewhere.

1.4 "***Ownership Rights***" means all rights, title and interest (including but not limited to Intellectual Property Rights) in property, whether that property is tangible or intangible.

1.5 "***Proprietary Information***" means all information and materials (including but not limited to Company Inventions, Intellectual Property Rights and works made for hire (as defined below)) of any kind (tangible and intangible, written and oral, and including information contained or transmitted through any electronic medium) owned by the Company or licensed from third parties or that otherwise relates to the Company's actual or proposed business regarding, without limitation, (i) research, development, technical data, trade secrets or know-how, drawings, engineering, hardware configuration information, products and product plans, services, marketing, selling and business plans, budgets, unpublished financial statements,

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licenses, prices, costs, contracts and other agreements, suppliers, customers (including, but not limited to, the Company's customers on whom I called or with whom I became acquainted during the term of my employment) and customer lists, and other business information; (ii) the identity, personal data, skills and compensation of employees, contractors, and consultants; (iii) specialized training; (iv) information related to Inventions owned by the Company or licensed from third parties; and (v) other non-public information relating to the Company that is not readily ascertainable.

1.6 "***Service***" means the period during which I am engaged as an employee of the Company.

1.7 "***Third Party Information***" means confidential or trade secret information that the Company may from time to time receive from third parties or information related to Inventions of third parties, which is subject to a duty on the Company's part to maintain the confidentiality of such Third Party Information and to use it only for certain limited purposes.

2. ***Nondisclosure***.

2.1 ***Company Proprietary Information***. I acknowledge that contemporaneously with my execution of this Agreement, the Company is providing me with Proprietary Information and/or initial specialized training. In consideration of the Company's provision of Proprietary Information and initial specialized training, I agree that during my Service and thereafter, pursuant to this agreement (the "***Nondisclosure Agreement***"), I will hold in strictest confidence and not use, except for the benefit of the Company, any of the Proprietary Information, and will not disclose, make available, discuss, transmit, use, lecture upon, or publish any Proprietary Information, except as such disclosure, availability, discussion, transmission, use, or publication may be expressly authorized by the Company's Board of Directors or Chief Executive Officer, in any such case pursuant to a written non-disclosure agreement that sufficiently protects the Confidential Information. I also acknowledge and agree that in connection with this Nondisclosure Agreement, I will also be bound by the provisions of Section 5. I further acknowledge and agree that the Company's conduct in agreeing to and providing me with Proprietary Information in exchange for my Nondisclosure Agreement gives rise to the Company's interest in restraining me from competing, directly or indirectly, against the Company as set forth in Section 5 (the "***Non-Compete and Non-Solicitation Agreement***"), and that my agreement to the Non-Compete and Non-Solicitation Agreement is designed to enforce my Nondisclosure Agreement.

2.2 ***Third Party Information***. At all times during my Service and thereafter, I will hold Third Party Information in the strictest confidence and not use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party, and will not disclose, make available, discuss, transmit, use, lecture upon, or publish any Third Party Information, except as such disclosure, availability, discussion, transmission, use, or publication may be required in connection with my Service, or unless the Chief Executive Officer or the Board of Directors of the Company expressly authorizes such in writing.

2.3 ***Former Employer Information***. I agree that during my Service I shall not use or incorporate into any Company Invention any proprietary or confidential information or trade secrets of any former employer, any person or entity for whom I provided services, or any

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other person or entity, unless I have obtained all consents, licenses, or other rights necessary to allow me to provide the Company with the assignments and licenses set forth herein and the Company has expressly consented thereto in writing. I represent and warrant that during my Service I shall not improperly use or disclose any proprietary or confidential information or trade secret, if any, of any former employer or any other person or entity to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person or entity unless expressly consented to in writing by that former employer, person, or entity.

3. ***Assignment***.

3.1 ***Assignment of Ownership Rights***. I hereby irrevocably assign to and vest all title, interest, and right in the Company any Ownership Rights I may have or acquire in any Proprietary Information and acknowledge that all Proprietary Information shall be the sole property of the Company and that the Company shall be the sole owner of all Ownership Rights in connection therewith. I hereby irrevocably assign to and vest all title, interest, and right in the Company all my Ownership Rights in and to any and all Company Inventions and acknowledge that all Company Inventions shall be the sole property of the Company and that the Company shall be the sole owner of all Ownership Rights in connection therewith. I understand and agree that the decision whether or not to commercialize or market any Company Invention is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such Company Invention.

3.2 ***Retained Inventions***. To preclude any possible uncertainty over the ownership of any Inventions, I have, to the best of my knowledge, set forth on **Exhibit A** attached hereto a complete list of all Inventions that I have, alone or jointly with others, prior to commencement of my Service, discovered, developed, created, conceived, reduced to practice, made, learned, or written, or caused to be discovered, developed, created, conceived, reduced to practice, made, learned, or written, that I consider to be my property or the property of third parties, and that relate in any way to any of the Company's business or proposed businesses, products or research and development, and which are not assigned to the Company hereunder (collectively, "***Retained Inventions***"). If no such list is attached, I represent that there are no such Retained Inventions at the time of signing this Agreement. I will advise the Company promptly in writing of any Invention that I believe constitutes a Retained Invention and is not otherwise disclosed on **Exhibit A**. If disclosure of any such Invention on **Exhibit A** would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in **Exhibit A** but am to inform the Company that all Inventions have not been listed for that reason. I agree that I will not incorporate, or permit to be incorporated, any Retained Inventions without the Company's prior written consent. Notwithstanding the foregoing sentence, if, in the course of my Service, I incorporate any Retained Inventions into a Company Invention, product or service or rely upon any Retained Invention in discovering, developing, creating, conceiving, or reducing to practice any Company Invention, I hereby unconditionally grant to the Company a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid, assignable, right and license, with the right to sublicense through multiple levels of sublicensees, (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally perform, transmit and display, and otherwise use such Retained Invention in

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any medium or format, whether now known or hereafter discovered, as part of or in connection with such Company Invention, product or service, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit such Retained Invention as part of or in connection with such Company Invention, product or service, and (iii) to exercise any and all other present or future rights in such Retained Invention as part of or in connection with such Company Invention, product or service.

3.3 ***Exception to Assignments***. I understand that the provisions of this Agreement requiring assignment of Company Inventions to the Company do not apply to any Invention that (i) I have developed entirely on my own time and not in any manner in the course of my Service to Company without using the Company's equipment, supplies, facilities, trade secret information or Proprietary Information (an "***Other Invention***"), (ii) does not relate at the time of conception or reduction to practice of such Other Invention in the course of my Service to the Company to the business or proposed business of the Company, its products, or actual or demonstrably anticipated research or development of the Company and (iii) does not result from any work that I performed for the Company. I will advise the Company promptly in writing of any Invention that I believe constitutes an Other Invention and is not otherwise disclosed on **Exhibit A**. I agree that I will not incorporate, or permit to be incorporated, any Other Invention owned by me or in which I have an interest into a Company Invention, product or service without the Company's prior written consent. Notwithstanding the foregoing sentence, if, in the course of my Service, I incorporate an Other Invention owned by me or in which I have an interest into a Company Invention, product or service or rely upon any such Other Invention in discovering, developing, creating, conceiving, or reducing to practice any Company Invention, I hereby unconditionally grant to the Company a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid, assignable, right and license, with the right to sublicense through multiple levels of sublicensees, (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally perform, transmit and display, and otherwise use such Other Invention in any medium or format, whether now known or hereafter discovered, as part of or in connection with such Company Invention, product or service, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit such Other Invention as part of or in connection with such Company Invention, product or service, and (iii) to exercise any and all other present or future rights in such Retained Invention as part of or in connection with such Company Invention, product or service.

3.4 ***Maintenance of Records***. I agree to keep and maintain adequate and current written records of all Company Inventions made by me (solely or jointly with others) during my Service. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will remain the sole property of the Company.

3.5 ***Works of Authorship***. I acknowledge and agree that any work of authorship that is made by me (either alone or jointly with others) during my Service comprising Company Inventions shall be deemed to be a "***work made for hire***," as that term is defined in the United States Copyright Act (17 U.S.C. § 101), and shall be the sole and complete property of the Company. To the extent that any such work of authorship may not be deemed to be a work made for hire, I hereby irrevocably assign and vest all title, interest, and right of all my Ownership Rights in and to such work to the Company. If any such work of authorship cannot

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be assigned, I hereby grant to the Company an exclusive, assignable, irrevocable, perpetual, worldwide, sublicenseable (through one or multiple tiers), royalty-free, unlimited license to use, make, modify, sell, offer for sale, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform and display such work in any media now known or hereafter known. Outside the scope of my Service, whether during or after my employment with the Company, I agree not to (i) modify, adapt, alter, translate, or create derivative works from any such work of authorship or (ii) merge any such work of authorship with other Inventions. To the extent Moral Rights may not be assignable under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby irrevocably waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.

3.6 ***No License to Company Inventions***. I acknowledge and agree that nothing in this Agreement shall be deemed to grant, by implication, estoppel or otherwise, (i) a license from the Company to me to make, use, license, or transfer in any way a Company Invention or (ii) a license from the Company to me regarding any of the Company's existing or future Ownership Rights.

3.7 ***Inventions Assigned to the United States***. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

4. ***Enforcement of Rights***.

4.1 ***Further Assurances***. I will assist the Company in every proper way to obtain and from time to time enforce Ownership Rights relating to Company Inventions in any and all countries. To that end I will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Ownership Rights and the assignment thereof. In addition, I will execute, verify, and deliver assignments of such Ownership Rights to the Company. My obligation to assist the Company with respect to Ownership Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my Service, but the Company shall compensate me at a reasonable rate after such termination for the time actually spent by me at the Company's request on such assistance.

4.2 ***Attorney-in-Fact***. In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company's and its assigns' duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed, verified, and filed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, that I now or may hereafter have for infringement of any Ownership Rights assigned hereunder to the Company.

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4.3 ***Obligation to Keep Company Informed***. During my Service, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Company Inventions. In addition, during the first year after termination of my Service, I will provide the Company with a complete copy of each patent application and copyright registration application (including but not limited to any mask work registration application) filed by me or that names me as an inventor, co-inventor, author, co author, creator, co-creator, developer, or co-developer. I will provide the Company with a copy of such applications within ten (10) days from the filing date of such applications.

5. ***Non-Competition; Non-Solicitation***.

5.1 ***Provision of Confidential Information***. I understand and acknowledge that the Company's willingness to provide me with access to the Proprietary Information, Third Party Information, and initial specialized training is based in material part on my agreement to the provisions of this Section 5 and Section 5.4(b) below and that any breach by me of the provisions of this Section 5 and Section 5.4(b) below will materially damage the Company. I also acknowledge that work and experience with the Company will enhance my value to competitive firms, and that the nature of the Proprietary Information and Third Party Information to which I will be given access would make it difficult, if not impossible, for me to work for a competing company in a position where my duties are similar to those I perform for the Company without disclosing or utilizing the Proprietary Information and Third Party Information.

5.2 ***Interference with Customer Relationships***. I agree that during the course of my Service, and for a period of twelve (12) months immediately following the termination of my Service for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, or twelve (12) months from the date of any court order enforcing all or part of this Agreement, whichever is later, I will not, directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, or business entity of any type, solicit to the detriment of the Company and/or for the benefit of any competitor of the Company, take away or attempt to take away, in whole or in part, any Customer of the Company or otherwise interfere with the Company's relationship with any Customer. For purposes of this Section 5.2, "***Customer***" shall mean any person, company or business entity (i) to which the Company sells or licenses goods or services or (ii) that I had contact with or performed services for during my Service with the Company.

5.3 ***Non-Solicitation***. I agree that during the course of my Service, and for a period of twelve (12) months immediately following the termination of my Service for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, or twelve (12) months from the date of any court order enforcing all or part of this Agreement, whichever is later, I will not, directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, or business entity of any type, solicit, assist, recruit, induce or in any way encourage any employee or consultant of the Company to terminate his or her employment relationship or consulting relationship with or for the Company.

5.4 ***Covenant Not to Compete***. I agree that during the course of my Service, and for a period of twelve (12) months immediately following the termination of my Service for any reason, whether with or without cause, at the option either of the Company or myself, with

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or without notice, or twelve (12) months from the date of any court order enforcing all or part of this Agreement, whichever is later, I will not, either directly or indirectly, (i) act or agree to act as an advisor, agent, consultant, director, employee, officer, partner, proprietor or otherwise of, (ii) own or acquire any ownership interest in (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended) or (iii) participate in the organization, financing, operation, management or control of, any person, corporation, firm, or other entity that competes with the Company's business in the Territory (A) as conducted by the Company during the course of my employment with the Company or (B) planned to be conducted by the Company pursuant to a product or business plan developed prior to the termination of my employment with the Company. "***Territory***" shall mean (i) all counties in the State of Texas, (ii) all other states of the United States of America, (iii) the European Union, (iv) Asia, and (v) all other countries of the world in which the Company is then engaged in business. In particular, "***Territory***" shall include such geographic areas in which (I) the Company's products and services are then deployed, (II) the Company then has a customer or (III) the Company then has operations or otherwise targets sales and marketing activities or conducts or has plans to conduct business during the course of my employment.

(b) I acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to use, except for the benefit of the Company, nor to disclose the Company's Proprietary Information and my obligation not to compete contained in Section 5.4(a) above is necessary to protect the Company's Proprietary Information and to preserve the Company's value and goodwill. I further acknowledge the time, geographic and scope limitations of my obligations under Section 5.4(a) above are reasonable, especially in light of the Company's desire to protect its Proprietary Information, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company as described above.

(c) The covenants contained in Section 5.4(a) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 5.4(a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of Section 5.4(a) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

(d) This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should I later challenge any provision as unclear, unenforceable, or inapplicable to any competitive activity that I intend to engage in, I will first notify the Company in writing and meet with a Company representative and a neutral mediator (if the Company elects to retain one at its expense) to discuss resolution of any disputes between the parties. I will provide this notification at least fourteen (14) days before I engage in any activity on behalf of a competitor of the Company or engage in other activity that could foreseeably fall within a questioned restriction. The failure to comply with

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this requirement shall waive my right to challenge the reasonable scope, clarity, applicability, or enforceability of the Agreement and its restrictions at a later time. All rights of both parties will be preserved if this requirement is complied with even if no agreement is reached in the conference. I further agree that during the term of the restrictions in this Section 5, I shall promptly inform the Company in writing of the identity of any new employer, the job title of my new position and a description of any services to be rendered to that employer; and, if the new employer is a competitor of the Company, will communicate my obligations under this Agreement to each new employer, which shall include providing each new employer with a copy of this Agreement.

6. ***No Conflicting Obligations***. I represent that my performance of all the terms of this Agreement and my Service does not and will not breach any agreement between me and any other employer, customer, person or entity. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith. I agree that, during the course of my Service, I will not engage in any other employment, occupation or consulting related to the business in which the Company is now involved or becomes involved during the course of my Service, nor will I engage in any other activities that conflict with my obligations to the Company.

7. ***Return of Company Property***. When my Service is completed or at the Company's request at any time, I will immediately deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) all drawings, notes, records, data, notes, reports, proposals, lists, correspondence, blueprints, sketches, materials, equipment, memoranda, specifications, devices, formulas, and other documents (whether written, printed, or otherwise reproduced or recorded), together with all copies thereof, including copies stored in any electronic medium, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information. I will also immediately deliver all Company property, including but not limited to, laptops, pagers, cell phones, corporate credit cards, keys and/or access cards. I further agree that all property situated on the Company's premises and owned, leased, or licensed by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by personnel of the Company at any time with or without notice. In the event of the termination of my Service, I agree to sign and deliver the "***Termination Certification***" attached hereto as **Exhibit B**.

8. ***Legal and Equitable Remedies***.

8.1 ***Generally***. I acknowledge and agree that any breach or threatened breach of any term of this Agreement will result in immediate and irreparable harm to the Company and will cause damage to the Company in amounts difficult to ascertain and that monetary damages alone will not provide an adequate remedy to the Company. Accordingly, I agree that the Company shall be entitled, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement, to a temporary restraining order and to a preliminary and/or permanent injunction. I acknowledge that the remedies contained in this paragraph are reasonably related to the injuries the Company may sustain as a result of my breach or threatened breach of my obligations under the Non-Compete and Non-Solicitation Agreement and are not a penalty.

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8.2 ***Non-Compete Remedy***. Notwithstanding any provision to the contrary, in the event an enforcement remedy is sought under Section 5, the time periods provided for in that Section shall be extended by one day for each day I fail to comply with the restriction at issue. In the event of breach or threatened breach by me of any provision of Section 5 of this Agreement, the Company shall be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, (ii) recovery of all attorneys' fees and costs incurred by the Company in obtaining such relief, and (iii) any other legal and equitable relief to which the Company may be entitled, including without limitation any and all monetary damages which the Company may incur as a result of said breach or threatened breach. An agreed amount for the bond to be posted if an injunction is sought by the Company is Five Hundred Dollars ($500). The Company may pursue any remedy available, without limitation, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

9. ***Authorization to Notify New Employer***. I hereby authorize the Company to notify any new employer or entity for whom I provide services about my rights and obligations under this Agreement following the termination of my Service.

10. ***Notices***. Any notices required or permitted hereunder shall be given to the appropriate party at the party's last known address. Such notice shall be deemed given upon personal delivery to the last known address or if sent by certified or registered mail, three days after the date of mailing.

11. ***General Provisions***.

11.1 ***Governing Law***. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES.

11.2 ***Exclusive Forum***. I HEREBY IRREVOCABLY AGREE THAT THE EXCLUSIVE FORUM FOR ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE IN THE STATE OR FEDERAL COURTS IN TEXAS, AND I AGREE TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF ANY COURT IN TRAVIS COUNTY, TEXAS AND WAIVE ANY DEFENSE THERETO.

11.3 ***Entire Agreement***. This Agreement, and any offer letter or employment agreement signed concurrently herewith, sets forth the entire agreement and understanding between the Company and me relating to the subject matter hereof and supersedes and merges all prior discussions or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral, and any previously executed proprietary information agreements. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the undersigned and the Chief Executive Officer of the Company. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.

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11.4 ***Severability***.

(a) I acknowledge and agree that each agreement and covenant set forth herein constitutes a separate agreement independently supported by good and adequate consideration and that each such agreement shall be severable from the other provisions of this Agreement and shall survive this Agreement.

(b) I understand and agree that Sections 5.2 and 5.3 of this Agreement are to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of Sections 5.2 and 5.3 are too broad to be enforced as written, the Company and I intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable, provided, however, that such reformation applies only with respect to the operation of such provision in the particular jurisdiction with respect to which such determination was made. If, however, Sections 5.2 and 5.3 are held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

11.5 ***Successors and Assigns***. This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors and assigns. I expressly agree that the Company has the right to assign this Agreement.

11.6 ***Survival***. The provisions of this Agreement shall survive the termination of my Service for any reason and the assignment of this Agreement by the Company to any successor in interest or other assignee.

11.7 ***At-Will Relationship***. I AGREE AND UNDERSTAND THAT MY SERVICE IS FOR AN UNSPECIFIED DURATION AND IS "***AT-WILL***" EMPLOYMENT, WHICH MEANS THAT EITHER I OR THE COMPANY MAY TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT PRIOR NOTICE AND WITH OR WITHOUT CAUSE. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE COMPANY'S CHIEF EXECUTIVE OFFICER. I FURTHER AGREE AND UNDERSTAND THAT NOTHING IN THIS AGREEMENT SHALL CONFER ANY RIGHT WITH RESPECT TO CONTINUATION OF SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH MY RIGHT OR THE COMPANY'S RIGHT TO TERMINATE MY SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE OR ADVANCE NOTICE.

11.8 ***Waiver***. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

11.9 ***Recovery of Attorneys' Fees***. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to

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recover, from the non-prevailing party, the prevailing party's costs and reasonable attorneys' fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

11.10 ***Construction***. The headings to each section or paragraph of this Agreement are provided for convenience of reference only and shall have no legal effect in the interpretation of the terms hereof. The language used in this Agreement will be deemed to by the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party.

11.11 ***Counterparts***. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

11.12 ***Telecopy Execution and Delivery***. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

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I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY SERVICE, RESTRICTS MY RIGHT TO DISCLOSE OR USE PROPRIETARY INFORMATION AND THIRD-PARTY INFORMATION DURING OR SUBSEQUENT TO MY PERIOD OF SERVICE, PROHIBITS ME FROM COMPETING WITH THE COMPANY DURING AND FOR TWELVE (12) MONTHS AFTER MY SERVICE IS TERMINATED FOR ANY REASON, AND FROM SOLICITING EMPLOYEES AND CUSTOMERS OF THE COMPANY DURING AND FOR TWELVE (12) MONTHS AFTER MY SERVICE IS TERMINATED FOR ANY REASON.

I ACKNOWLEDGE AND AGREE TO EACH OF THE FOLLOWING ITEMS: (I) I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE; (II) I HAVE CAREFULLY READ THIS AGREEMENT; (III) I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND THEM; AND (IV) I HAVE COMPLETELY FILLED OUT **EXHIBIT A** TO THIS AGREEMENT; AND (V) I SOUGHT THE ADVICE OF AN ATTORNEY OF MY CHOICE IF I WANTED TO BEFORE SIGNING THIS AGREEMENT.

This Agreement shall be effective as of the first day of my Service.

Dated: 3 1, 2013.

[signature]
Signature

CHRISTOPHER P. COBB
Print Name

Address: 1602 SHARON LN
AUSTIN TX 78703

ACCEPTED AND AGREED TO:

IDEAL POWER CONVERTERS, INC.

By: [signature]

Name: CHARLES DE TAM

Title: CHIEF FINANCIAL OFFICER

IDEAL POWER CONVERTERS, INC.
PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
SIGNATURE PAGE

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**LIST OF RETAINED INVENTIONS
AND PRIOR WORKS OF AUTHORSHIP**

Invention Disclosure #________

Inventors: 1.________________

2.________________

3.________________

Title of Invention:____

Problem solved by invention:________________________________

Invention Description:______________________________________

Add additional signed, dated sheets and drawings if necessary.

Has this invention been disclosed outside of the Company? Yes____ No____

Inventor Signature:________________________ Date:______________________________

Print Name:____________________________

A-2

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EXHIBIT B

IDEAL POWER CONVERTERS, INC.

TERMINATION CERTIFICATION

I represent that I do not have in my possession, nor have I failed to return, any drawings, notes, records, data, notes, reports, proposals, lists, correspondence, blueprints, sketches, materials, equipment, memoranda, specifications, devices, formulas, or other documents (whether written, printed, or otherwise reproduced or recorded), or copies thereof, including copies stored in any electronic medium, belonging to Ideal Power Converters, Inc., its subsidiaries, affiliates, successors or assigns (together, the "***Company***").

I further represent that I have complied with all the terms of the Company's Proprietary Information and Inventions Agreement signed by me, including, but not limited to, the reporting of any Company Inventions or Other Inventions (as such terms are defined therein).

I confirm my agreements contained in Section 2 (Nondisclosure), Section 5.2 (Interference with Customer Relationships), Section 5.3 (Non-Solicitation) and Section 5.4 (Covenant Not to Compete) of the Proprietary Information and Inventions Agreement.

____
Signature

____
Print Name

____
Date

B-1

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